[LOGO OMITTED]
                            Company Contact:    Maggie Feeney
                                                Executive Vice President and
                                                Chief Financial Officer
                                                Cache Inc.
                                                (212) 575-3206
FINAL: FOR RELEASE
                            Investor Relations: Allison Malkin/Jane Thorn Leeson
                                                ICR, Inc.
                                                (203) 682-8225/(646) 277-1223


                 CACHE REPORTS THIRD QUARTER FISCAL 2009 RESULTS
     THIRD QUARTER LOSS PER SHARE OF $0.53, INCLUDES $0.10 PER SHARE CHARGE
                 CASH AND MARKETABLE SECURITIES OF $34.2 MILLION
  INTRODUCES FOURTH QUARTER FISCAL 2009 DILUTED EPS GUIDANCE OF $0.12 TO $0.15

     New York, New York - October 23, 2009 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores, reported results for the thirteen ("third quarter") and thirty-nine week periods ("first nine months") ended September 26, 2009.

FOR THE 13-WEEK PERIOD ENDED SEPTEMBER 26, 2009:
     o Net sales decreased 22.7% to $44.9 million from $58.1 million in the third quarter of fiscal 2008. Comparable store sales decreased 21.7%, as compared to a decrease of 3.9% in the third quarter of fiscal 2008;
     o Net loss totaled $6.8 million or ($0.53) per share, including $0.10 per share in separation agreement costs. This compares to a net loss of $1.6 million or ($0.12) per share, including $0.02 per share in store closure costs, in the third quarter of fiscal 2008;
     o Adjusted net loss for the 13-week period in fiscal 2009 was $5.5 million or ($0.43) per share, excluding separation agreement costs, compared to an adjusted net loss of $1.4 million or ($0.10) per share, excluding store closure costs, for the 13-week period in fiscal 2008.

     Thomas Reinckens, Chairman and Chief Executive Officer, commented: "We were disappointed with our third quarter results, which reflected lower than expected sales and our decision to accelerate markdowns in anticipation of our new fall and holiday assortments. On a positive note, we maintained a strong balance sheet and generated significant cost savings, while implementing merchandise strategies to position Cache for improved sales and profitability during the fourth quarter. In November, we expect to launch a new expanded assortment to meet more of our existing customers lifestyle needs, as well as to attract new customers."

     "We are pleased with the progress we made to reposition our Company," continued Mr Reinckens. "During the quarter, we intensified our value pricing initiative, which is allowing us to broaden our customer reach and continued to maintain a strong balance sheet and stringent financial discipline. At quarter end, cash and marketable securities totaled $34.2 million, up 33.6% from the prior year and inventory at cost declined by 39.5% from the prior year. We also


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generated $5 million in expense  savings  during the quarter and remain on track to deliver $23 million in cost reductions this year."

     "As we look ahead, we are encouraged about our opportunities in the fourth quarter given our current and upcoming assortments that include compelling fashion, increased value and broader appeal," Mr. Reinckens stated. "Increasing our confidence in our ability to generate better results in the fourth quarter is the improvement in our sales trend thus far in October. We also expect to strengthen our gross profit margin given the acceleration in markdowns to the third quarter, which has allowed us to increase the newness on our selling floor. Finally, we have planned our holiday promotions to be more impactful and maximize the natural increase in mall traffic during the season. Combined, we believe our efforts position Cache to return to profitability in the fourth quarter."

FOR THE 39-WEEK PERIOD ENDED SEPTEMBER 26, 2009:
     o Net sales decreased 22.5% to $154.8 million from $199.8 million in the first nine months of fiscal 2008. Comparable store sales decreased 21.8% following a 1% gain in the first nine months of fiscal 2008;
     o Net loss was $7.5 million or ($0.59) per share, including $1.3 million or $0.10 per diluted share in separation agreement costs, net of taxes. This compares to a net loss of $1.6 million or ($0.12) per share, including charges, net of taxes, of: $1.7 million or $0.13 per diluted share related to store closures and $388,000 or $0.03 per diluted share related to the management change during the first nine months of fiscal 2008; and
     o Adjusted net loss for the first nine months of fiscal 2009 was $6.2 million or ($0.48) per share, excluding separation agreement costs, as compared to net income of $531,000 or $0.04 per diluted share, excluding store closure and management change costs, in the first nine months of fiscal 2008.


     Gross profit for the third quarter of fiscal 2009 was $14.2 million, or 31.6% of net sales, compared to $25.6 million, or 44.1% of net sales, in the third quarter of fiscal 2008. For the first nine months of fiscal 2009, gross profit was $61.2 million, or 39.6% of net sales, compared to $88.2 million, or 44.2% of net sales, in the first nine months of fiscal 2008. The decline in gross profit margin for the third quarter and first nine months of fiscal 2009 was primarily driven by increased markdowns and lower sales which did not offset fixed occupancy costs.

     In total, operating expenses were $25.1 million, or 55.8% of net sales, as compared to $28.3 million, or 48.7% of net sales, in the third quarter of fiscal 2008. For the first nine months of fiscal 2009, total operating expenses were $73.3 million, or 47.3% of net sales, compared to $91.2 million, or 45.6% of net sales, in the first nine months of fiscal 2008. Operating expenses for the 13-week period and first nine months of fiscal 2009 included $2.1 million in separation agreement costs. Operating expenses for the 13-week period in fiscal 2008 included $449,000 in store closure costs. Operating expenses for the first nine months of fiscal 2008 included $3.4 million of charges, primarily related to store closures. The decrease in operating expenses for the quarter and first nine months of fiscal 2009 was primarily driven by a reduction in store payroll, depreciation and advertising costs, lower general and administrative costs and the effect of the above-mentioned one-time charges incurred during the first nine months of fiscal 2008, partially offset by costs associated with the separation agreement taken in the third quarter of fiscal 2009.

     At September 26, 2009, cash and marketable securities totaled $34.2 million and compares to $25.6 million in cash and marketable securities at September 27, 2008. Total inventory at cost


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decreased  39.5% at quarter end, from the  prior-year  period.  Working  capital decreased by $6.0 million to $40.6 million from $46.6 million at September 27, 2008.

A table summarizing financial results follows:



                                                    Thirty-Nine Weeks Ended         Thirteen Weeks Ended
                                                    -----------------------         --------------------
                                                     Sept. 26,   Sept. 27,          Sept. 26,    Sept. 27,
                                                       2009        2008               2009         2008
                                                       ----        ----               ----         ----
                                        ($ thousands, except for per share data, share numbers and store count)

Net sales                                          $  154,813    $ 199,820         $   44,941   $   58,139
Operating income (loss)                               (12,063)      (2,953)           (10,854)      (2,680)
Store closure and other one-time costs                      -        3,373                  -          449
Separation agreement costs                              2,121            -              2,121            -

Operating income (loss) before
       Separation, store closure and                   (9,942)         420             (8,733)      (2,231)
         other one-time costs

Net income (loss)                                      (7,533)      (1,594)            (6,783)      (1,646)
Net income (loss) before separation, store             (6,205)         531             (5,457)      (1,363)
         closure and other one-time costs

Basic earnings (loss) per share                    $    (0.59)   $   (0.12)        $    (0.53)  $    (0.12)
Diluted earnings (loss) per share                  $    (0.59)   $   (0.12)        $    (0.53)  $    (0.12)

Per share - Store closure and other
            one-time costs                         $        -    $    0.16         $        -   $     0.02
Per share - Separation agreement costs             $     0.10    $       -         $     0.10   $        -

Diluted earnings (loss) per share -
       excluding separation, store closure         $    (0.48)   $    0.04         $    (0.43)  $    (0.10)
        and other one-time costs

Basic weighted average shares
       outstanding                                 12,810,000    13,372,000        12,748,000   13,229,000
Diluted weighted average shares
       outstanding                                 12,810,000    13,372,000        12,748,000   13,229,000


Number of stores open at end of period                289           295                289         295



FOURTH QUARTER FISCAL 2009 GUIDANCE

     The Company is introducing guidance for the fourth quarter of fiscal 2009. The Company estimates net sales in the range of $62 million to $64 million, which compares to actual net sales of $65.9 million in fiscal 2008. This guidance assumes comparable stores sales in the fourth quarter of fiscal 2009 will decrease in the low double-digit range and compares to a comparable store sales decrease of 17% in the fourth quarter of fiscal 2008.

     Diluted earnings per share for the fourth quarter of fiscal 2009 is estimated in the range of $0.12 to $0.15, which compares to actual fourth quarter fiscal 2008 loss per share on a GAAP basis of ($0.42), which included costs of $0.10 per diluted share related to non-cash impairment


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charges.  Actual  adjusted  net loss for the fourth  quarter of fiscal  2008 was
($0.32) per share and excluded impairment charges.

STORE OPENING PLANS

     During the third quarter, the Company opened one new store and closed three locations, ending the period with 289 stores in operation. For the remainder of fiscal 2009, the Company plans to open one additional new store and close approximately five locations, ending the year with approximately 285 stores and approximately 575,000 square feet in operation.

CONFERENCE CALL INFORMATION

     The Company announced that it will conduct a conference call to discuss its third quarter fiscal 2009 results today, October 23, 2009 at 9:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9039 approximately ten minutes prior to the start of the call. The conference call will also be web-cast live at www.cache.com. A replay of this call will be available until October 30, 2009 and can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference code 335196.

ABOUT CACHE, INC.

     Cache is a nationwide, mall-based specialty retailer of sophisticated sportswear and social occasion dresses targeting style-conscious women who have a youthful attitude and are self-confident. We currently operate 289 stores, primarily situated in central locations in high traffic, upscale malls in 43 states, the Virgin Islands and Puerto Rico.





















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


                                              CACHE, INC. AND SUBSIDIARIES                                     23-Oct-09
                                              CONSOLIDATED BALANCE SHEETS

ASSETS                                                      September 26, 2009     December 27, 2008     September 27, 2008
                                                            -------------------    ------------------    -------------------
Current assets:
    Cash and equivalents                                     $     5,329,000       $     4,835,000       $      2,023,000
    Marketable securities                                         27,376,000            25,153,000             23,570,000
    Certificate of deposits - restricted                           1,500,000                     0                      0
    Receivables, net                                               2,713,000             3,898,000              4,848,000
    Income tax receivable                                          2,225,000             5,883,000                      0
    Inventories, net                                              20,434,000            22,321,000             33,802,000
    Prepaid expenses and other current assets                      1,117,000             1,795,000              5,611,000
                                                             ------------------    ------------------    -------------------
               Total current assets                               60,694,000            63,885,000             69,854,000


Equipment and leasehold improvements, net                         35,724,000            43,320,000             46,393,000
Goodwill                                                           9,092,000             9,092,000             10,089,000
Intangible assets, net                                             1,012,000             1,304,000              1,334,000
Other assets                                                       4,274,000             1,924,000                389,000
                                                             ------------------    ------------------    -------------------
               Total assets                                  $   110,796,000       $   119,525,000       $    128,059,000
                                                             ==================    ==================    ===================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                         $     7,676,000       $     6,375,000        $     8,931,000
    Note payable                                                   1,294,000             1,259,000              1,248,000
    Accrued compensation                                           2,862,000             1,713,000              2,682,000
    Accrued liabilities                                            8,246,000            11,077,000             10,366,000
                                                             ------------------    ------------------    -------------------
               Total current liabilities                          20,078,000            20,424,000             23,227,000


Note payable                                                       2,199,000             3,143,000              3,450,000
Other liabilities                                                 17,202,000            16,795,000             16,335,000
Deferred income taxes, net                                                 0                     0                133,000

Commitments and contingencies


STOCKHOLDERS' EQUITY


    Common stock                                                     164,000               164,000                164,000
    Additional paid-in capital                                    47,428,000            47,155,000             47,075,000
    Retained earnings                                             63,520,000            71,053,000             76,581,000
    Treasury stock                                               (39,795,000)          (39,209,000)           (38,906,000)
                                                             ------------------    ------------------    -------------------
               Total stockholders' equity                         71,317,000            79,163,000             84,914,000
                                                             ------------------    ------------------    -------------------

               Total liabilities and stockholders' equity    $   110,796,000       $   119,525,000       $    128,059,000
                                                             ==================    ==================    ===================



                                    CACHE, INC. AND SUBSIDIARIES                           23-Oct-09
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                  FOR THE THIRTY-NINE WEEKS ENDED

                                                                September 26,             September 27,
                                                                    2009                       2008
                                                          --------------------       --------------------

Net sales                                                 $        154,813,000       $        199,820,000

Cost of sales, including buying and occupancy                       93,574,000                111,599,000
                                                          --------------------       --------------------
Gross profit                                                        61,239,000                 88,221,000
                                                          --------------------       --------------------

Expenses
    Store operating expenses                                        57,840,000                 71,741,000
    General and administrative expenses                             13,341,000                 16,676,000
    Store exit costs                                                         0                  2,757,000
    Employee separation charge                                       2,121,000                          0
                                                          --------------------       --------------------
         Total expenses                                             73,302,000                 91,174,000
                                                          --------------------       --------------------

Operating loss                                                     (12,063,000)                (2,953,000)

Other income (expense):
    Interest expense                                                  (146,000)                  (189,000)
    Interest income                                                    178,000                    612,000
                                                          --------------------       --------------------

Loss before income taxes                                          (12,031,000)                (2,530,000)

Income tax benefit                                                 (4,498,000)                  (936,000)
                                                          --------------------       --------------------

Net loss                                                  $        (7,533,000)       $        (1,594,000)
                                                          =====================      ====================

Basic loss per share                                                   ($0.59)                    ($0.12)
                                                          =====================      ====================

Diluted loss per share                                                 ($0.59)                    ($0.12)
                                                          =====================      ====================

Basic weighted average shares outstanding                           12,810,000                 13,372,000
                                                          =====================      ====================

Diluted weighted average shares outstanding                         12,810,000                 13,372,000
                                                          =====================      ====================




                                     CACHE, INC. AND SUBSIDIARIES                          23-Oct-09
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE THIRTEEN WEEKS ENDED



                                                                September 26,        September 27,
                                                                    2009                 2008
                                                               ---------------      ---------------

Net sales                                                      $   44,941,000       $   58,139,000

Cost of sales, including occupancy and buying costs                30,727,000           32,525,000
                                                               ---------------      ---------------

Gross profit                                                       14,214,000           25,614,000
                                                               ---------------      ---------------

Costs and expenses
    Store operating expenses                                       18,590,000           23,040,000
    General and administrative expenses                             4,357,000            4,805,000
    Store exit costs                                                        0              449,000
     Employee separation charge                                     2,121,000                    0
                                                               ---------------      ---------------
         Total expenses                                            25,068,000           28,294,000
                                                               ---------------      ---------------

Operating loss                                                    (10,854,000)          (2,680,000)
                                                               ---------------      ---------------


Other income (expense):
    Interest expense                                                  (48,000)             (58,000)
    Interest income                                                    52,000              125,000
                                                               ---------------      ---------------

Loss before income taxes                                          (10,850,000)          (2,613,000)

Income tax benefit                                                 (4,067,000)            (967,000)
                                                               ---------------      ---------------

Net loss                                                       $   (6,783,000)      $   (1,646,000)
                                                               ===============      ===============


Basic loss per share                                                   ($0.53)              ($0.12)
                                                               ===============      ===============

Diluted loss per share                                                 ($0.53)              ($0.12)
                                                               ===============      ===============


Basic weighted average shares outstanding                          12,748,000           13,229,000
                                                               ===============      ===============

Diluted weighted average shares outstanding                        12,748,000           13,229,000
                                                               ===============      ===============
